EXHIBIT 4.7
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     THE WARRANTS AND WARRANT SHARES HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE WARRANTS AND THE WARRANT SHARES MAY NOT BE SOLD UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE WARRANTS AND WARRANT SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AS AMENDED.



  Void after 5:00 p.m. New York Time, on the Expiration Date.
       Warrant to Purchase 75,000 Shares of Common Stock.




                WARRANT TO PURCHASE COMMON STOCK
                               OF
                    CADIZ LAND COMPANY, INC.


     This is to Certify that, FOR VALUE RECEIVED, ING Baring (U.S.) Capital Corporation ("ING"), or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Cadiz Land Company, Inc., a Delaware corporation ("Company"), 75,000 shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at a price per share equal to the average daily closing price of the Common Stock (determined in accordance with the second sentence of Section
(f)(8) below, but subject to adjustment as provided in Section
(j)(3) below) over the ten trading day period ending on and including April 29, 1998 at any time during the period from the earlier of (a) April 30, 1998 (if the Extension (as defined below) is exercised) or May 30, 1998 (the "Initial Exercise Date") to the fifth anniversary of the Initial Exercise Date (the "Expiration Date"), but not later than 5:00 p.m., New York Time, on the Expiration Date. The shares of Common Stock (or other stock or securities) deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of each share of Common Stock (as such price may be adjusted from time to time as provided herein) is hereinafter sometimes referred to as the "Exercise Price".

     Notwithstanding anything to the contrary set forth herein, this Warrant shall not be exercisable by the Holder unless and until (i) the Company has exercised its option to extend the maturity date of the Borrowers' Obligations (as defined in that certain Global Amendment Agreement by and between the Company, its wholly owned subsidiary Cadiz Valley Development Corp., and ING dated March 31, 1997) from April 30, 1998 to April 30, 1999 (the "Extension"), or (ii) if the Company has not theretofore exercised the Extension, the Borrowers' Obligations shall not have been repaid in full on or before May 30, 1998. Should the Borrowers' Obligations be repaid by the Company in full at any time on or prior to the Initial Exercise Date, then this Warrant shall immediately upon such repayment and without the requirement of notice be canceled and shall be of no further force and effect.

     (a) EXERCISE OF WARRANT. Subject to the provisions of Section (k) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the Initial Exercise Date and until the Expiration Date, or if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Holder may exercise this Warrant, in whole or in part, without the payment of any cash or other property, by presentation and surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Purchase Form duly executed and accompanied by a written request from the Holder instructing the Company to issue to the Holder a number of Warrant Shares equal to the product of (1) a fraction, (i) the numerator of which shall be the excess of the current market price (as defined in Section
(f)(8) below) of the Common Stock on the date preceding the date of such exercise of the Warrant over the then Exercise Price per Warrant Share and (ii) the denominator of which shall be the current market price (as defined in Section
(f)(8) below) of the Common Stock on such date, times (2) the number of Warrant Shares as to which the Warrant is being exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section (a), except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Purchase Form.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times following the Initial Exercise Date there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock (or other stock or securities deliverable upon exercise of this Warrant) as shall be required for issuance and delivery upon exercise of this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

          (2)  If the Common Stock is not so listed or
     admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (3)  If the Common Stock is not so listed or
     admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company, and reasonably acceptable to the Holder.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is transferable and may be assigned or hypothecated, in whole or in part, at any time and from time to time from the date hereof. Subject to the provisions of Section (k), upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant registered in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

    (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. Furthermore, the Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the holder hereof by Section
(k). In addition, the holder of this Warrant, by accepting the same, agrees that the Company and the transfer agent may deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

    (f) ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant (the "Warrant Shares") shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the Warrant Shares shall be subject to adjustment as follows:

         (1) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock in shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then

              (x)  if such event should occur prior to the
         Initial Exercise Date, then the aggregate number and kind of Warrant Shares shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such event was 75,000, the adjusted number of shares of Common Stock issuable upon exercise of this Warrant immediately after such event would be 150,000;

              (y) if such event should occur on or subsequent to the Initial Exercise Date, then the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that such Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the number of shares of Common Stock outstanding on such record date or effective date, and the denominator of which is the number of shares of Common stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $10.00 per share, the adjusted Exercise Price immediately after such event would be $5.00 per share.

         Such adjustment shall be made successively whenever any event listed in this Subsection (1) shall occur.

         (2) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (8) below) on the record date mentioned below, then

              (x)  if such event should occur prior to the
         Initial Exercise Date, the aggregate number and kind of Warrant Shares shall be adjusted so that the same shall equal the number determined by multiplying the number of Warrant Shares in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the number of Warrant Shares shall be readjusted to the number of Warrant Shares which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

              (y) if such event should occur on or subsequent to the Initial Exercise Date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

         (3) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then

              (x)  if such event should occur prior to the
         Initial Exercise Date, in each such case the aggregate number and kind of Warrant Shares shall be adjusted so that the same shall equal the number determined by multiplying the number of Warrant Shares in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock, less the aggregate fair market value (as determined in good faith by the Company's Board of Directors and reasonably acceptable to the Holder) of said assets or evidences of indebtedness so distributed or of such rights or warrants.

              (y) if such event should occur on or subsequent to the Initial Exercise Date, in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the aggregate fair market value (as determined in good faith by the Company's Board of Directors and reasonably acceptable to the Holder ) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock.

           Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (4) In case the Company shall issue shares of its Common Stock [excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company's employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 5% of the Company's Common Stock outstanding at the time of any issuance), (iii) upon exercise of options and warrants outstanding at the date hereof, and this Warrant, (iv) upon the exercise of any convertible security as to which the Exercise Price has already been adjusted pursuant to Subsection (5) below, and (v) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights] for a consideration per share less than the current market price per share defined in Subsection (8) below, then on the date the Company fixes the offering price of such additional shares:

              (x)  if such event should occur prior to the
         Initial Exercise Date, in each such case the aggregate number and kind of Warrant Shares shall be adjusted immediately thereafter so that the same shall equal the number determined by multiplying the number of Warrant Shares in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for the issuance of such additional shares would purchase at such current market price per share of Common Stock.

              (y) if such event should occur on or subsequent to the Initial Exercise Date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

         Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no such adjustment shall be made unless, in such issuance, the Company issues shares of Common Stock in an amount which, when combined with all other issuances of Common Stock after the date hereof and all other issuances of securities convertible into or exchangeable for its Common Stock after the date hereof, which securities are excluded from Subsections (4) or (5) by operation of this proviso or the proviso in the last section of Subsection (5), would exceed 20% of the Company's Common Stock outstanding immediately prior to the time of such issuance.

         (5) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock [excluding securities issued in transactions described in Subsections (2) and (3) above] for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities [determined as provided in Subsection (7) below] less than the current market price per share [as defined in Subsection (8) below] in effect immediately prior to the issuance of such securities,, then

              (x)  if such event should occur prior to the
         Initial Exercise Date, in each case the aggregate number and kind of Warrant Shares shall be adjusted immediately thereafter so that it shall equal the number determined by multiplying the number of Warrant Shares in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for such securities would purchase at such current market price per share of Common Stock.

              (y) if such event should occur on or subsequent to the Initial Exercise Date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (7) below] for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate.

         Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no such adjustment shall be made unless, in such issuance, the Company issues securities convertible into or exchangeable for a number of shares of its Common Stock in an amount which, when combined with all other issuances of Common Stock after the date hereof and all other issuances of securities convertible into or exchangeable for its Common Stock after the date hereof, which securities are excluded from Subsections (4) or (5) by operation of this proviso or the proviso in the last section of Subsection (4), would exceed 20% of the Company's Common Stock outstanding immediately prior to the time of such issuance.

         (6) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

         (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

              (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith:

              (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof) and reasonably acceptable to the Holder; and

              (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof [the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)].

         (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the last reported bid and asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, of if not so available, the fair market price as determined in good faith by the Board of Directors and reasonably acceptable to the Holder.

         (9) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to reduce the Exercise Price, in addition to those changes required by this Section (f), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution or evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to such holders of its Common Stock or securities convertible into Common Stock.

         (10) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (9), inclusive above. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment absent manifest error or negligence.

         (11) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

    (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price or number of Warrant Shares shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price or number of Warrant Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Sections (a) and (d) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to such Holder or any such holder.

    (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or
(ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of or class of its capital stock or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease, or transfer of all or substantially all of the property and assets of the Company to another entity, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the record date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or offer of rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall be entitled to receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale, dissolution, liquidation or winding up.

    (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, or conveyance to another entity of all or substantially all of the property and assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that such Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection
(1) of Section (f) hereof.

    (j)  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         (1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any new registration statement under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") covering securities of the Company and will for a period ending on the second anniversary of the Initial Exercise Date and commencing as of the date hereof, upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrants and the Warrant Shares. The Company shall supply prospectuses, use its best efforts to cause the registration statement to become effective and to qualify the Warrants and/or the Warrant Shares for sale in such states as any such holder designates and furnish indemnification in the manner as set forth in Subsection
    (2)(B) of this Section (j). Such holders shall furnish information and indemnification as set forth in Subsection
    (2)(B) of this Section (j).

         (2) The following provision of this Section (j) shall also be applicable:

              (A) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (j) notwithstanding that Warrants and/or Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrants and/or Warrant Shares are included in any such registration statement pursuant to this Section (j) shall, however, bear the fees of such holder's own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by such holder pursuant thereto.

              (B) (i) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares (in the case of indemnification of such underwriter) from and against any and all losses, claims, damages and liabilities ("Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section (j) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder, in the case of indemnification of such holder, or underwriter, in the case of indemnification of such underwriter, expressly for use therein, which indemnification shall include each person, if any, who controls any such holder or underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify, severally and not jointly, the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section (j) or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission made in conformity with information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

                   (ii)  If the indemnity obligation provided
         for above is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the previous sentence.

              (C)  Notwithstanding anything herein to the
         contrary, the Holder hereof shall have no rights to have the Warrants or Warrant Shares registered if in the opinion of either counsel for the Company, knowledgeable and experienced in Federal securities matters (said counsel to be acceptable to the Holder hereof in the reasonable judgement of such Holder), or counsel for the Holder hereof, knowledgeable and experienced in Federal securities matters (said counsel to be acceptable to the Company in the Company's reasonable judgement), the Holder hereof may lawfully sell publicly, at the time and in the manner the Holder hereof proposes to sell the Warrants or the Warrant Shares, all of the securities proposed to be sold without registering the sale under the Act, whether pursuant to an exemption from registration available under Section 4(1) of the Act, Rule 144 or Rule 144(k) under the Act, or otherwise.

              (D)  The Company will (a) file reports in
         compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) comply with all rules and regulations of the Securities and Exchange Commission (the "Commission") applicable in connection with the use of Rule 144 under the Act and take such other actions and furnish the Holder with such other information as such Holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such Holder to sell any Warrants or Warrant Shares without registration, and (c) at its expense, upon the request of the Holder, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating (i) the Company's name, address and telephone number (including area code),
         (ii) the Company's Internal Revenue Service identification number, (iii) the Company's Commission file number, (iv) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, upon the written request of the Holder, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 under the Act.

         (3) In the event that, upon the Initial Exercise Date, the Holder hereof may not lawfully sell publicly all of the Warrants or the Warrant Shares, either (x) pursuant to an effective registration statement or (y) without registering the sale under the Act, whether pursuant to an exemption from registration available under Section 4(1) of the Act, Rule 144 or Rule 144(k) under the Act, or otherwise, then, effective upon the Initial Exercise Date, the Exercise Price shall immediately and without the need for any further action on the part of the Holder be reduced to equal 85% of the Exercise Price as would otherwise have been in effect on the Initial Exercise Date but for the application of this Section (j)(3).

    (k) EXERCISE AND TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Holder of this Warrant and any transferee hereof, by their acceptance hereof, hereby agree that: (a) the Warrants being acquired hereunder are being purchased for investment purposes only and not with a view to distribution and will not be transferred unless registered or unless there is an exemption available from the registration requirements of the Act, which exemption has been established to the reasonable satisfaction of the Company; (b) no public distribution of the Warrants or Warrant Shares will be made in violation of the provisions of the Act or any applicable state laws; and (c) during such period as delivery of a prospectus with respect to the Warrants or Warrant Shares may be required by the Act, no public distribution of the Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. The Holder of this Warrant and any such transferee hereof further agree that if any public distribution of any of the Warrants or Warrant shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, which action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants or Warrant Shares that the transferee thereof deliver to the Company such Holder's written agreement to accept and be bound by all of the terms and conditions of this Warrant.


                                 CADIZ LAND COMPANY, INC.


                              By: /s/ Stanley E. Speer
                                 -----------------------------

                             Its: Chief Financial Officer
                                 -----------------------------



Dated:-----------,-----

                         PURCHASE FORM

                                   Dated:
                                          --------------------
     The undersigned hereby irrevocably elects to exercise the within
     Warrant to the extent of purchasing ________shares of Common Stock and hereby makes payment of _________in payment of the actual exercise price thereof.


             INSTRUCTIONS FOR REGISTRATION OF STOCK


Name________________________________________________________
          (Please typewrite or print in block letters)

Address_____________________________________________________


Signature___________________________________________________


                        ASSIGNMENT FORM

     FOR VALUE RECEIVED, __________________hereby sells, assigns and transfers unto


Name________________________________________________________
          (Please typewrite or print in block letters)

Address_____________________________________________________
the right to purchase Common Stock represented by this Warrant to the extent of _________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date _____________________,__________


Signature _____________________________